Exhibit 99.1

CMS ENERGY COMPLETES SALE OF VENEZUELAN ELECTRIC UTILITY
AND RELATED ASSETS TO PETROLEOS DE VENEZUELA S.A.

JACKSON, Mich., May 1, 2007 – CMS Energy completed today the sale of its interest in Sistema Electrico de Nueva Esparta, C.A. (SENECA), including an 88 percent stake, certain associated generating equipment, and other assets to Petroleos de Venezuela S.A., which is owned by the Bolivarian Republic of Venezuela, for $105.5 million.

SENECA is an electric utility that serves the state of Nueva Esparta in Venezuela. SENECA provides electric service to about 120,000 customers on Margarita and Coche islands off the northern coast of Venezuela. It owns and operates generating units with a capacity of 240 megawatts. CMS Energy purchased a controlling interest in SENECA in 1998. It was CMS Energy’s sole business in Venezuela.

Proceeds from the sale will be used to reduce parent debt and invest in CMS Energy’s Michigan utility, Consumers Energy.

CMS Energy (NYSE: CMS) is a Michigan-based company that has as its primary business operations an electric and natural gas utility, natural gas pipeline systems, and independent power generation.

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Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590